March 9, 2021 Citi 2021 Virtual Global Property CEO Conference Exhibit 99.1

Forward-Looking Statements and Other Disclosures The information contained in this earnings presentation contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); the ultimate geographic spread, severity and duration of pandemics such as the recent outbreak of novel coronavirus (“COVID-19”), actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the Company’s ability to originate loans that are in the pipeline and under evaluation by the Company; and financing needs and arrangements. Forward‐looking statements are generally identifiable by use of forward‐looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward‐looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward‐looking information. Statements, among others, relating to the continuing impact of COVID-19 on the Company’s business, financial condition and results of operations and the Company’s ability to generate future growth and deliver returns are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward‐looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward‐looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this earnings presentation. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements appearing in this earnings presentation. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings presentation as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns. Yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors. TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

TPG RE Finance Trust, Inc. $4.9 billion Total Outstanding Loan Commitments $4.5 billion Unpaid Principal Balance of Loans $12.4 billion Loan Commitments Originated or Acquired Since December 2014 99.3% First Mortgage Loans Source: Unless otherwise noted, Form 10-K for the year and quarter ended December 31, 2020, filed with the Securities and Exchange Commission (“SEC”) on February 24, 2021, and Company Records. 1. Company Records, as of December 31, 2020 TRTX is a leading commercial mortgage REIT targeting direct origination of floating rate, transitional first mortgages to institutional borrowers 4.85% Weighted Average Loan Coupon 100% Floating Rate 65.9% Weighted Average LTV 57 Loans 63.5% Ratio of Non-MTM Debt to Total Debt LIBOR Floors average 1.66% TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Well Positioned for 2021 Opportunities $342.6M of total liquidity at 12/31/2020, including $300.6M of cash-on-hand available for investment and other corporate purposes Reinvested $618.8M of existing loans into CLOs during 2020, generating net cash of $222.3M after repaying $396.5M of secured credit agreement borrowings In the process of closing three first mortgage loans with commitment amounts totaling $123.1M Robust pipeline with ~$6.5B of loan opportunities under review Dry Powder for New Investments Asset Performance Strong Capital Structure Collected 96.7% of interest due in 4Q20, including PIK interest of $0.9M (representing 1.7% of total interest collections) Loan repayments and sales totaled over $1.0B during 2020 Six of our 57 loans were subject to modification at year end, representing $584.M of unpaid principal balance, or 12.1% of our loan portfolio Non-mark-to-market financing represented 63.5% of total loan portfolio financing at 12/31/2020 Total loan portfolio financing capacity of $5.1B, with $1.7B of current availability 69.3% weighted average advance rate across secured credit facilities Weighted average cost of funds of LIBOR + 1.77% Weighted average maturity of credit facilities of 2.6 years 1 1.Pipeline as of 3/8/2021 TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Established, Proven CRE Lending Platform Sourcing Credit and Investing Capital Markets Operations / Control / Reporting Asset / Portfolio Management TPG infrastructure drives accounting, tax, compliance, financial reporting and investor reporting Integrated business within TPG Real Estate ($10.6B1 AUM); employ unified approach to sourcing, relationships, market information, and data-driven investment decisions National network of direct relationships Owners Lenders Brokers Financing advisors Bankers Time-tested IRC process with demanding early warning hurdles Highly structured transaction documents for special situations Experienced transaction legal counsel (in-house, and third party) Rigorous due diligence process with checks and balances Successfully managed over $12B of CRE loan assets since 2014 Experienced team handles complex loan, real estate and legal situations Dedicated team of seven asset managers and two loan servicers Established borrowing relationships with global financial institutions Expertise in public and private debt capital markets Benefit of TPG Global network of capital relationships 1. As of September 30, 2020 TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Platform Highlights Scale Balance sheet lender with loan portfolio of $4.9B in floating rate loan commitments, of which 99.3% are first mortgage loans Originated and acquired $12.4B of loan commitments since December 2014 Harness TPG’s $84.8B AUM platform, informational and network advantages, and enhanced access to the capital markets Experience Led by proven, cycle-tested, career portfolio lenders Focus $50M+ transitional, floating rate loans with business plans < 24 months Assets that have/will have consistent and predictable cash flows Risk Mitigation1 Loans in major US markets with experienced, well-capitalized sponsors Emphasis on strong credit, cash flow, and moderate LTV Combined exposure to hotels and retail properties is < 15.6% Current Portfolio1 $86.7M average loan size 65.9% weighted average LTV Weighted average interest rate of L + 3.19% Weighted average LIBOR floors of 1.66% Target attractive risk-adjusted returns through selective first mortgage loan originations Note: All TPG data as of September 30, 2020. 1. Loan data as of December 31, 2020 and metrics based on total loan commitment TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Career Credit Investors Drive Investment Strategy

TPG



Matt Coleman
President
20+ years of experience

Select Experience
Chief Operating Officer
TPG Real Estate



Peter Smith
Chief Investment Officer
25+ years of experience

Select Experience
Managing Director
Ladder Capital



Bob Foley
Chief Financial Officer
30+ years of experience

Select Experience
Co-Founder, CFO and COO
Gramercy Capital Corp.



Deborah Ginsberg
General Counsel
15+ years of experience

Select Experience
Principal
Blackstone RE Debt Strategies

- Leadership team has invested through multiple business and real estate cycles
- Emphasis on credit quality and principal protection
- Constant engagement throughout the investment process
- Deep, extensive relationships with owners, borrowers, brokers and capital providers
- 20-person investment team supported by infrastructure of TPG

Team combines lending experience and public company C-level experience

TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021 7

4Q 2020 Activity Earnings Loan Portfolio Liquidity & Capitalization 1. Calculated on Net Income Attributable to Common Stockholders 2. See Appendix for definitions 3. In connection with adoption on January 1, 2020 of Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (“ASU 2016-13”, or “CECL”) 4. Includes one non-consolidated senior interest of $132.0 million $342.6M of available liquidity including $300.6M of cash-on-hand available for investment and other corporate purposes $163.1M of CLO reinvestments during the quarter, generating net cash to TRTX of $50.2M after repaying $112.9M of secured credit agreement borrowings 63.5% of loan portfolio financing is non-mark-to-market at December 31, 20204 69.3% weighted average advance rate across secured credit agreements Net debt-to-equity ratio of 2.44x vs. 3.61x at March 31, 2020 Current Expected Credit Loss (CECL)3: 4Q Credit Loss Expense of $16.3 million Reserve at December 31, 2020 was $62.8 million, or 127 basis points of total loan commitments Operating Performance 4Q20 YE 2020 Basic Earnings per Share1 $0.09 $(2.03) Diluted Earnings per Share1 $0.09 $(2.03) Basic Distributable Earnings per Share2 $0.15 $(1.39) Recurring Dividend on Common Shares $15.5M / $0.20 per share $79.6M / $1.03 per share Special Dividend on Common Shares $14.0M / $0.18 per share $14.0M / $0.18 per share Series B Preferred Dividend $6.2M $14.7M Book Value per Share $16.50 $16.50 Received full repayments during the quarter of $362.4M with respect to 5 loans Funded $62.5M in connection with existing loans during the quarter Acquired 27 acres of land on the Las Vegas Strip through a deed-in-lieu foreclosure, with a carrying value of $99.2M TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

2Q20 - 4Q20 Operating Performance and Common Stock Dividend Coverage Operating Performance 1. See Appendix for definitions Common Dividend Special Dividend Operating Performance¹ ($ in millions) 2Q20 3Q20 4Q20 Total Net Income Attributable to Common Stockholders $40.1 $30.8 $6.6 $77.5 Distributable Earnings $17.5 $32.6 $11.7 $61.8 Cash Dividends Declared on Common Shares $15.4 $15.4 $15.5 $46.3 Special Cash Dividend Declared on Common Shares - - $14.0 $14.0 Total Cash Dividends Declared on Common Shares $15.4 $15.4 $29.5 $60.3 Ratio of Distributable Earnings to Common Stock Dividend (three quarters ended December 31, 2020) Cash Dividends Declared Distributable Earnings $61.8M $46.3M $14.0M $60.3M $0.18 = 102.5% Common Dividend Special Dividend TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Liquidity and Leverage Available Liquidity Leverage Ratio 1. Cash held to satisfy minimum cash requirement under secured credit facility covenants 2. Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured credit facilities, secured revolving credit facilities, a term loan facility, and asset-specific financing agreements, less cash, to (ii) total stockholders’ equity, at period end 3. Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured credit facilities, secured revolving credit facilities, a term loan facility, and asset-specific financing agreements, plus non-consolidated senior interests sold or co-originated (if any), less cash, to (ii) total stockholders’ equity, at period end 2 9/30/2020 3 1 12/31/2020 $0.1 TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Book Value Walk 4Q 2020 $16.71 $16.50 1. Does not reflect dilutive impact of 12M warrants held by an affiliate of Starwood Capital Group 2. Realization of loss upon conversion to Real Estate Owned 3. Equals CECL reserve of $62.8M divided by loan commitments of $4.9B, both as of December 31, 2020 Note: Totals may not sum due to rounding Recurring Operations CECL (127 bps at 12/31/2020)3 Non-Recurring $16.78 ($0.01) $0.40 ($0.38) $0.02 $0.16 ($0.21) $16.66 Change in Book Value Per Share Beg. Book Value1 End. Book Value1 ($0.16) ($0.02) 2 2 ($0.08) TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

National, Major Market Footprint2 Lending Focused in Top 25 Markets1 Top 25 Markets Account for 87.7% of Total Loan Commitments Loan Category Geographic Diversity Diversified Loan Portfolio Property Diversity2 1. Top 25 markets determined by US Census. Portfolio loans with collateral properties that are located in different MSAs are classified in the market designation with over 50% of underlying loan collateral by unpaid principal balance 2. See Appendix for definitions, including LTV, Loan Category, and Geographic Diversity definitions 2 2 Fixed vs. Floating Data at 12/31/20 CA 21.9% NY 17.4% TX 12.0% PA 7.4% FL 8.2% NC 3.6% GA 5.5% MI 4.3% NJ 3.3% VA 4.5% MA 2.9% MO 2.6% IL 1.8% LA 1.3% HI 0.9% KY 0.8 MD 1.6% Construction Bridge 27.1% TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Property Diversity by Region Exposure as % of Loan Portfolio1 Region Commitment (in Millions) Office Multifamily Hotel Mixed-Use East $2,050.9 25.9% 4.3% 5.0% 5.8% Midwest $428.4 5.5% 3.2% - - Southeast $678.3 6.6% 4.2% 3.0% - Southwest $657.0 3.9% 4.6% 1.5% 3.2% West $1,128.9 13.9% - 5.5% 2.8% Totals $4,943.5 55.7% 16.3% 14.9% 11.9% 1. Excludes Condominium and Retail exposure totaling 1.2% of total loan portfolio (0.5% and 0.7%, respectively) Note: Totals may not sum due to rounding TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Multifamily and Office Loan Overview Office¹ 65.4% Weighted Average LTV3 96.2% in Top 25 US MSAs 0% Construction Loans $106.0M Average Loan Size Multifamily² 75.1% Weighted Average LTV3 79.0% in Top 25 US MSAs 0% Construction Loans $80.5M Average Loan Size 1. At December 31, 2020 represented 55.7% of the Company’s total commitments; Refer to page 9 for additional information 2. At December 31, 2020 represented 16.3% of the Company’s total commitments; Refer to page 9 for additional information 3. See Appendix for definitions Note: The foregoing represent a select sample of TRTX investments and may not be representative of all TRTX investments TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Risk Ratings 1. See Appendix for a description of the Company’s Loan Risk Rating scale and definition of Loan Category 2. Includes a single sponsor relationship with common control of 4 loans with total amortized cost of $25.0 million 3. Includes an amendment and assumption of existing office loan; treated as a new origination and extinguishment under GAAP 4. Includes conversion of one first mortgage loan to Real Estate Owned with an amortized cost of $112.0M Note: Totals may not sum due to rounding Stable Risk Ratings1 Start of Period 2.9 2.9 3.2 3.1 3.1 Repayments/ Sales 3.0 2.7 5.0 3.0 3.04 Originations 3.0 3.0 N/A 3.03 N/A End of Period 2.9 3.2 3.1 3.1 3.1 Risk Ratings Migration1 CECL Reserve bps of Total Loan Commitments $19.6 $58.7 $0.0 Risk Ratings – 9/30/2020 By Amortized Cost ($ in Millions) Total: $4,928.5 Loan Count: 63 6 41 17 2 $83.0 $59.3 $0.0 Risk Ratings – 12/31/2020 By Amortized Cost ($ in Millions) Total: $4,516.4 Loan Count: 57 4 37 15 2 $62.8 Trailing 4 Quarter Average: 121 bps of Total Loan Commitment By Amortized Cost TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Capital Structure Overview

Capital Stack Composition

($ in millions)



$1,522.9 (31%)
Secured Credit Agreements
$1,834.8 (38%)
Collateralized Loan Obligations
$50.0 (1%)
Mortgage Loan Payable
$199.6 (4%)
Series B Preferred Stock
$1,266.9 (26%)
Common Equity at Book Value

Capital Structure Detail

($ in millions)	Maximum Capacity	W.A. Approved Advance Rate	Look-Through LTV	W.A. Cost of Funds	W.A. Maturity	Outstanding at 12/31/20
Secured Credit Agreements	$3,239.5	69.3%	66.1%	2.16%	July 2023[1]	$1,522.9
Collateralized Loan Obligations	$1,834.8	82.3%	67.6%	1.44%	July 2036[2]	$1,834.8
Mortgage Loan Payable[3]	$50.0	N/A	N/A	4.50%	Dec 2022[4]	$50.0
Total Debt	**$5,124.3**	**73.9%**	**66.8%**	**1.81%**		**$3,407.6**
Temporary Equity						
Series B Preferred Stock				11.0%[5]		$199.6
Permanent Equity						
Book Value per share as of 12/31/20						$16.50
Shares of Common Stock Outstanding (in millions)						76.8
Stockholder's Equity						$1,266.9
Total Equity						**$1,466.5**
Total Capitalization						**$4,874.1**

1. Weighted average maturity of the 7 secured credit facilities, based on extended maturity dates in those instances in which such options are at the Company's option, subject to no default
2. Represents weighted average legal maturity date
3. Finances one Real Estate Owned asset with carrying value of $99.2M
4. Represents extended maturity date; initial maturity date is December 15, 2021
5. Represents fixed rate dividend

TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021 16

Loan Financing Overview 1. Includes one non-consolidated senior interest of $132.0 million 2. Omits the impact of LIBOR floors on approximately 12% of our financing 3. See Appendix for definition of Loan Portfolio Leverage 4. Based on extended maturity dates where ability to extend is at Company’s option Note: Totals may not sum due to rounding Loan Financing Arrangements as of December 31, 2020 Non-mark-to-market financings represent 63.5% of total loan portfolio financing1 Total loan portfolio financing capacity of $5.1 billion with $1.7 billion of current availability Weighted average cost of funds of LIBOR plus 1.77%2 Loan portfolio leverage of 74.7%3 Financing Utilization Maturity of Outstanding Borrowings4 2.54x 2.64x Secured Credit Agreements Secured Credit Agreements Commitments Usage Available 3.38x 3.49x 63.5% 36.5% Secured Credit Agreement $249.5M $132.0M Non-Mark-to-Market Mark-to-Market TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021 M

Improvements in Leverage and Liquidity Gross Leverage Ratio1 Net Leverage Ratio2 Debt-to-Equity Ratio3 1. Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured credit facilities, secured revolving credit facilities, a term loan facility, and asset-specific financing agreements, to (ii) total stockholders’ equity 2. Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured credit facilities, secured revolving credit facilities, a term loan facility, and asset-specific financing agreements, less cash, to (ii) total stockholders’ equity 3. Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured credit facilities, secured revolving credit facilities, a term loan facility, and asset-specific financing agreements, plus non-consolidated senior interests sold or co-originated (if any), less cash, to (ii) total stockholders’ equity Total Debt ($ in Millions) Mark-to-Market ($ in Millions) Unrestricted Cash ($ in Millions) Decreasing Leverage and Mark-to-Market Liabilities TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Interest Rate Sensitivity LIBOR $ Impact per Share per Quarter2 100% of the loan portfolio is indexed to one-month USD LIBOR Loan portfolio benefits from low rates due to high in-place LIBOR floors on loans1 ; weighted average LIBOR floor of 1.66% 100% of the loan portfolio is subject to a LIBOR floor of 0.50% or greater Approximately 12% of loan portfolio financing outstanding is subject to a LIBOR floor greater than 0.0% 1. See Item 7A of the Company’s Form 10-K for additional details related to the Company’s interest rate risk for the period ended December 31, 2020 2. Based on loan portfolio composition as of 12/31/2020 LIBOR at 12/31/2019 1.76% LIBOR at 3/31/2020 0.99% LIBOR at 6/30/2020 0.16% LIBOR at 9/30/2020 0.15% LIBOR at 12/31/2020 0.14% TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Appendix

Investment Approach and Process Investment Review Committee Avi Banyasz Chairman of the Board of TRTX | Partner, TPG Real Estate Co-Head Bob Foley Business Unit Partner, Chief Financial Officer of TRTX Deborah Ginsberg Managing Director, General Counsel of TRTX Matt Coleman President of TRTX | Partner, TPG Real Estate COO Peter Smith Business Unit Partner Chief Investment Officer of TRTX Ken Murphy Partner, Co-Chief Operating Officer of TPG Focus on credit quality and capital preservation Target primary and select secondary markets with positive economic dynamics Institutional quality properties owned by well-capitalized, experienced borrowers Downside protection through significant borrower equity and discount to replacement cost Short transitional business plans (<24 months) Loan structure and terms consistent with borrower business plan Investment Principles Deal Screening and Early Warning Memo Underwriting and Due Diligence IRC Review and Approval Portfolio Risk Management TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Credit and Risk Management Investment performance enhanced by rigorous credit process and integrated portfolio management Senior management has an average of 25 years of credit and underwriting experience Bottom-up, equity-oriented approach to underwriting and due diligence focused on “all-weather” collateral valuation, and multiple exit strategies Highly structured, carefully tailored loan documents with performance hurdles and project milestones for downside protection Site visits and active diligence on loan collateral, plus competitive properties in local market Augment in-house underwriting and diligence with experienced third party consultants, engineers, and legal counsel Rigorous, multi-stage IRC process including representatives from TRTX, TPG RE and TPG Dedicated servicing and asset management team Maintain updated tracking and evaluation system for vigilance in overall portfolio review Direct and frequent dialogue with borrowers Rigorous oversight of portfolio with emphasis on financial, legal, and qualitative analysis Internal monitoring system with quarterly risk ratings and frequent portfolio roll-ups Intensive focus on the borrower to ensure TRTX is the first and last call Evaluate early warning signals to anticipate potential performance issues Implement credit-based loan modifications due to COVID-19-induced pressures on collateral operating performance and loan structures Enterprise Risk Committee to monitor development, implementation and monitoring of policies, procedures and systems to mitigate risk throughout the business Credit Process Risk & Asset Management TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Portfolio Construction 1. Loan origination amounts include loans acquired. 2. Calculated using as-is appraised value of collateral at the time of origination. Property Type Loan Category Average Loan Size1 Geographic Region ($ in millions) Portfolio-Wide As-Is LTV2 TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Loan Modifications & Payment Performance

Loan Modifications at 12/31/20[1]

- Economic modifications typically consist of repurposing of reserves, equity contributions, and/or deferred PIK interest agreements
- Non-economic modifications may consist of extension of milestones, short term extensions, and/or budget re-allocations



No Modifications
88%
Modified
12%
Economic
10%
Non-Economic
2%

4Q Interest Collections

- 96.7% interest collections during Q4[2], including PIK of 1.7%



PIK Interest
1.7%
Uncollected Interest
3.3%
Cash Interest
95.0%

	Number of Modifications	Unpaid Principal Balance	PIK Balance on Current Modifications	PIK Balance on Expired Modifications	Total PIK Balance
Outstanding Modifications at 9/30/20	**11**	**$771,460,115**	**$3,889,426**	**-**	**$3,889,426**
Q4 Modifications:	3	259,478,581	-	-	-
Deferred Fundings on Modified Loans:	-	5,551,543	-	-	-
Accrued PIK Interest on Modified Loans:	-	-	308,543	629,797	938,340
PIK Repayments on Modified Loans:	-	-	(126,840)	-	(126,840)
Modifications Expired in Q4:	(8)	(488,978,055)	(3,216,096)	3,216,096	-
Outstanding Modifications at 12/31/20	**6**	**$547,512,184**	**$855,033**	**$3,845,893**	**$4,700,926**

1. Based on total loan portfolio UPB at December 31, 2020
2. Scheduled collections of 100% less (i) default interest from maturity date to foreclosure date waived under the terms of the negotiated deed-in-lieu of foreclosure of one first mortgage loan, and (ii) one retail loan where borrower made December interest payment from funds available subsequent to year end

TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021 24

Series B Preferred Stock

Key Terms[1]

Investor	P.E. Holder, LLC, an affiliate of Starwood Capital Group Global II, L.P.
Security	Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock", or "Preferred Stock"); par value per share of $0.001; liquidation preference per share of $25.00
Dividend	11.0% payable quarter (actual/365) on March 31, June 30, September 30 and December 31. Up to 2% may be accrued and paid in additional preferred shares

Commitment Amount

	Series B Preferred Stock	%	Warrants	%
Initial Issuance	$225.0	70%	12.0	80%
Second Issuance[2]	*$50.0*	*15%*	*1.5*	*10%*
Third Issuance[2]	*$50.0*	*15%*	*1.5*	*10%*
Total	**$325.0**	**100%**	**15.0**	**100%**

Issuance Period[2]	Through December 31, 2020
Call Provision	As follows: – Prior to the second anniversary, 105% of the Preferred Stock and accrued dividends, if any, plus a make-whole equal to PV of dividend through May 28, 2022 – During year 3, at 105% of the Preferred Stock and accrued dividends, if any – During year 4, at 102.5% of the Preferred Stock and accrued dividends, if any – Thereafter, at par and accrued dividends, if any
Put Provision	After the fourth anniversary, and upon certain change of control events
Warrants	Up to 15 million detachable warrants, each convertible into one common share of TRTX, issued in accordance with table in "Commitment Amount" above.
Warrant Strike Price	$7.50, subject to certain anti-dilution adjustments
Warrant Term	5 years
Board Rights	Board Seat: 1 of 7 board seats until such time as Investor holds warrants, or common shares in TRTX obtained via warrant conversion, representing less than 25% of the original amount of warrants. Todd Schuster was nominated by Starwood Capital Group and appointed to the TRTX board in early July 2020. A second board appointment is triggered by Failure Events, including failure to pay dividend currently for two consecutive quarters, or failure to redeem the Series B Preferred Stock upon exercise of put option.

Rationale and Benefits to TRTX

- Increased capital base and liquidity
- Enabled voluntary deleveraging payments made on May 29 to 7 of TRTX's secured credit facility lenders in exchange for margin call holidays
- Option through December 2020 to issue up to an additional $100 million for general corporate purposes; option expired unexercised

Disclosure and Economics

- Series B Preferred Stock:
  - Presented as temporary equity on face of balance sheet between liabilities and stockholders' equity
  - Treated the same as common equity for purposes of calculating financial covenants of TRTX and TRTX Holdco
  - Earns an 11% dividend that qualifies for the Dividends Paid Deduction
  - Reduces earnings available for distribution to common shareholders by $24.75 million annually, until redeemed ($35.75 million if a total of $325 million of Series B Preferred Stock is issued)

1. Additional information is accessible in TRTX's Form 8-K filed on May 29, 2020
2. The issuance, sale and delivery of the securities described in the rows entitled "Second Issuance" and "Third Issuance" were subject to options held by TRTX. These options expired unused on December 11, 2020.

TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021 25

Per Share Calculations

Earnings and Dividends per Common Share

	Year Ended	Three Months Ended (unaudited)			
	Dec 31, 2020	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Net Income (Loss) Attributable to Common Stockholders[1]	($155,532)	$6,638	$30,782	$40,105	($233,061)
Weighted-Average Number of Common Shares Outstanding, Basic[2]	76,656,756	76,759,033	76,756,411	76,644,038	76,465,322
Weighted-Average Number of Common Shares Outstanding, Diluted[2]	76,656,756	79,257,062	78,254,661	76,644,038	76,465,322
Per Common Share Amount, Basic	($2.03)	$0.09	$0.40	$0.52	($3.05)
Per Common Share Amount, Diluted	($2.03)	$0.09	$0.39	$0.52	($3.05)
Dividends Declared per Common Share	**$1.21**	**$0.38**	**$0.20**	**$0.20**	**$0.43**

Per Share Calculations / Distributable Earnings Reconciliation

	Year Ended	Three Months Ended (unaudited)			
	Dec 31, 2020	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Net Income (Loss) Attributable to Common Stockholders[1]	($155,532)	$6,638	$30,782	$40,105	($233,061)
Non-Cash Compensation Expense	5,768	1,534	1,147	1,686	1,401
Depreciation and Amortization Expense	—	—	—	—	—
Unrealized Gains (Losses)	—	—	—	—	—
Reserve for Estimated Credit Losses	43,182	3,498	654	(24,318)	63,348
Distributable Earnings	(106,582)	11,670	32,583	17,473	(168,312)
Weighted-Average Number of Common Shares Outstanding, Basic[2]	76,656,756	76,759,033	76,756,411	76,644,038	76,465,322
Weighted-Average Number of Common Shares Outstanding, Diluted[2]	76,656,756	79,257,062	78,254,661	76,644,038	76,465,322
Distributable Earnings (Loss) per Common Share, Basic and Diluted	**($1.39)**	**$0.15**	**$0.42**	**$0.23**	**($2.20)**

Book Value Per Common Share

	For the Period Ended (unaudited)			
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020
Total Stockholders' Equity and Temporary Equity	$1,466,451	$1,486,001	$1,468,053	$1,231,413
Series B Preferred Stock	199,551	198,152	196,832	-
Series A Preferred Stock	125	125	125	125
Stockholders' Equity, Net of Preferred Stock	1,266,775	$1,287,724	$1,271,096	$1,231,288
Number of Common Shares Outstanding at Period End[2]	76,787,006	76,757,761	76,792,432	76,650,996
Book Value per Common Share	**$16.50**	**$16.78**	**$16.55**	**$16.06**

1. Represents GAAP net loss attributable to the common and Class A common stockholders
2. Includes common stock and Class A common stock. Please see Note 13 to the Consolidated Financial Statements included in the Company's Form 10-K for the quarter ended December 31, 2020 for a description of the conversion of all Class A shares to common shares in January 2020

Note: Amounts shown in thousands, except share and per share data. Totals may not sum due to rounding

TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021 26

ASSETS December 31, 2020 December 31, 2019 Cash and Cash Equivalents $319,669 $79,182 Restricted Cash — 484 Accounts Receivable 785 2,344 Accounts Receivable from Servicer/Trustee 592 13,741 Accrued Interest and Fees Receivable 27,391 28,107 Loans Held for Investment 4,516,400 4,980,389 Allowance for Credit Losses (59,940) — Loans Held for Investment, net (includes $2,259,467 and $2,585,030 pledged as collateral under secured revolving repurchase and secured credit agreements) 4,456,460 4,980,389 Investment in Available-for-Sale CRE Debt Securities (includes $0 and $786,408 pledged as collateral under secured revolving repurchase agreements) — 787,552 Real Estate Owned 99,200 — Other Assets, Net 4,646 1,071 Total Assets $4,908,743 $5,892,870 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities Accrued Interest Payable $2,630 $6,665 Accrued Expenses and Other Liabilities 14,450 8,176 Secured Revolving Repurchase, Senior Secured, and Secured Credit Agreements (net of deferred financing costs of $8,831 and $11,632) 1,514,028 2,448,422 Collateralized Loan Obligations (net of deferred financing costs of $9,192 and $13,632) 1,825,568 1,806,428 Asset-Specific Financings (net of deferred financing costs of $0 and $294) — 76,706 Mortgage Loan Payable (net of deferred financing costs of $853 and $0) 49,147 — Payable to Affiliates 5,570 9,520 Deferred Revenue 1,418 164 Dividends Payable 29,481 32,835 Total Liabilities $3,442,292 $4,388,916 Commitments and Contingencies Temporary Equity: Series B Cumulative Redeemable Preferred Stock ($0.001 par value per share; 13,000,000 and 0 shares authorized, respectively; 9,000,000 and 0 shares issued and outstanding, respectively), net 199,551 Permanent Equity: Series A Preferred Stock ($0.001 par value per share; 100,000,000 shares authorized; 125 and 125 shares issued and outstanding, respectively) — — Common Stock ($0.001 par value per share; 302,500,000 and 300,000,000 shares authorized, respectively; 76,787,006 and 74,886,113 shares issued and outstanding, respectively) 77 75 Class A Common Stock ($0.001 par value per share; 0 and 2,500,000 shares authorized, respectively; 0 and 1,136,665 shares issued and outstanding, respectively) — 1 Additional Paid-in-Capital 1,559,681 1,530,935 (Accumulated Deficit) (292,858) (28,108) Accumulated Other Comprehensive Income (Loss) — 1,051 Total Stockholders' Equity 1,266,900 1,503,954 Total Permanent Equity 1,266,900 1,503,954 Total Liabilities and Stockholders' Equity $4,908,743 $5,892,870 All amounts in thousands except share and per share amounts Consolidated Balance Sheets TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Consolidated Statements of Income and Comprehensive Income

All amounts in thousands except share and per share amounts (three months ended December 31 is unaudited)

	Three Months Ended Dec 31,		Year Ended Dec 31,	
INTEREST INCOME	**2020**	**2019**	**2020**	**2019**
Interest Income	62,018	$82,597	283,672	$339,814
Interest Expense	(21,465)	(41,174)	(107,237)	(174,841)
Net Interest Income	**40,553**	**41,423**	**176,435**	**164,973**
OTHER REVENUE				
Other Income, net	9	760	537	1,754
Total Other Revenue	**9**	**760**	**537**	**1,754**
OTHER EXPENSES				
Professional Fees	1,501	1,007	8,970	3,719
General and Administrative	898	276	3,597	3,006
Stock Compensation Expense	1,534	757	5,768	2,556
Servicing and Asset Management Fees	307	(67)	1,239	1,837
Management Fee	5,358	5,623	20,767	21,571
Incentive Management Fee	-	1,629	-	7,146
Total Other Expenses	**9,598**	**9,225**	**40,341**	**39,835**
Securities Impairments	-	-	(203,397)	-
Credit Loss Expense	(16,298)	-	(69,755)	-
Income (Loss) Before Income Taxes	**14,666**	**32,958**	**(136,521)**	**126,892**
Income Tax (Expense) Income, net	(77)	(51)	(305)	(579)
Net Income (Loss)	**$14,589**	**$32,907**	**($136,826)**	**$126,313**
Series A Preferred Stock Dividends	(4)	(5)	(15)	(15)
Series B Preferred Stock Dividends	(6,210)	-	(14,670)	-
Net Income (Loss) Attributable to TPG RE Finance Trust, Inc.	**$8,375**	**$32,902**	**($151,511)**	**$126,298**
Basic Earnings per Common Share	$0.09	$0.44	($2.03)	$1.73
Diluted Earnings per Common Share	$0.09	$0.44	($2.03)	$1.73
Weighted Average Number of Common Shares Outstanding				
Basic:	76,759,033	74,504,278	76,656,756	72,743,171
Diluted:	79,257,062	74,504,278	76,656,756	72,743,171
Dividends Declared per Common Share	$0.38	$0.43	$1.21	$1.72
OTHER COMPREHENSIVE INCOME				
Net Income (Loss)	**$14,589**	**$32,907**	**($136,826)**	**$126,313**
Unrealized Gain (Loss) on Available-for-Sale CRE Debt Securities	-	74	($1,051)	3,036
Comprehensive Net Income (Loss)	**$14,589**	**$32,981**	**($137,877)**	**$129,349**

TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021 28

Definitions We use Distributable Earnings to evaluate our performance excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan activity and operations. Distributable Earnings is a non-GAAP measure, which we define as GAAP net income (loss) attributable to our stockholders, including realized gains and losses not otherwise included in GAAP net income (loss), and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) unrealized gains (losses), and (iv) certain non-cash items. Distributable Earnings may also be adjusted from time to time to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges as determined by our Manager, subject to approval by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments. Distributable Earnings is substantially the same as Core Earnings, as defined in our Management Agreement, for the year ended December 31, 2020. We believe that Distributable Earnings provides meaningful information for our investors to consider in addition to our net income and cash flow from operating activities determined in accordance with GAAP. We made an election to be taxed as a REIT for U.S. federal income tax purposes, commencing with our initial taxable year ended December 31, 2014. We generally must distribute annually at least 90% of our net taxable income, subject to certain adjustments and excluding any net capital gain, in order for us to qualify as a REIT for U.S. federal income tax purposes. To the extent that we satisfy this distribution requirement but distribute less than 100% of our net taxable income, we will be subject to U.S. federal income tax on our undistributed taxable income. Dividends are one of the principal reasons investors invest our common stock and over time Distributable Earnings has been a useful indicator of our dividends per share. As such, Distributable Earnings is a measure considered by us in determining dividends. In assessing the impact of the new credit loss accounting guidance on our Distributable Earnings, we determined that, consistent with our policy on credit loss measurement and our stakeholders’ view of realized loan losses, the credit loss provision or reversal as computed under Accounting Standards Update (“ASU”) 2016-13, Financial Instruments – Credit Losses, should be included within unrealized gains, losses or other non-cash items as referenced above, but only to the extent that it exceeds any realized credit losses during the period. See Note 2 to our Consolidated Financial Statements included in this Form 10-K for details related to our accounting policy on credit loss measurement. Consistent with Accounting Standards Codification (“ASC”) 326, a loan will be charged off as a realized loss when it is deemed non-recoverable upon a realization event. This is generally at the time the loan receivable is settled, transferred or exchanged, or in the case of foreclosure, when the underlying property is sold, but non-recoverability may also be concluded by us if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss shall equal the difference between the cash received, or expected to be received, and the book value of the asset. This policy is reflective of our economics as it relates to the ultimate realization of the loan. Distributable Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income, or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies. Distributable Earnings (formerly “Core Earnings”) TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Definitions (cont.)

Net Income Attributable to Common Stockholders

- Represents GAAP net income attributable to our common and Class A common stockholders after deducting dividends attributable to participating securities

Deferred Fundings

- Fundings to borrowers that are made under existing loan commitments after loan closing date

Geographic Diversity

- TRTX provides herein additional detail by splitting the South region into separate Southeast and Southwest regions using definitions established by The National Council of Real Estate Investment Fiduciaries (NCREIF). A reconciliation to TRTX's Form 10-K at December 31, 2020 follows (dollars in millions):

Region	Form 10-K	Reclassification	Supplemental	% Total Commitment
East	$2,009.0	$41.9	$2,050.9	41.5%
South	1,289.1	(1,289.1)	-	-
West	1,128.9	-	1,128.9	22.8%
Midwest	428.4	-	428.4	8.7%
Various	88.1	(88.1)	-	-
Southeast	-	678.3	678.3	13.7%
Southwest	-	657.0	657.0	13.3%
Total	**$4,943.5**	**$-**	**$4,943.5**	**100.0%**

Note: Totals may not sum due to rounding

Leverage

- Debt-to-Equity - Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured credit facilities, secured revolving credit facilities, a term loan facility, and asset-specific financing agreements less cash, to (ii) total stockholders' equity, at period end
- Total Leverage - Represents (i) total outstanding borrowings under financing arrangements, net, including collateralized loan obligations, secured credit facilities, secured revolving credit facilities, a term loan facility, and asset-specific financing agreements plus non-consolidated senior interests sold or co-originated (if any), less cash, to (ii) total stockholders' equity, at period end

TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021 30

Definitions (cont.) Bridge/Stabilization Loan - A loan with limited deferred fundings, generally less than 10% of the total loan commitment, which fundings are commonly conditioned on the borrower’s satisfaction of certain collateral performance tests. The related business plan generally involves little or no capital expenditure related to base building work (e.g., building mechanical systems, lobbies, elevators, common areas, or other amenities), with most deferred fundings related to leasing activity. The primary focus is on maintaining or improving current operating cash flow, or addressing minimal lease expirations or existing tenant vacancies Light Transitional Loan - A transitional loan with deferred fundings ranging from 10% to 20% of the total loan commitment, which fundings are commonly conditioned on the borrower’s completion of specified improvements to the property or satisfaction of certain collateral performance tests. The related business plan is to lease existing or forecasted tenant vacancy to achieve stabilized occupancy and cash flow. Capital expenditure is primarily to fund leasing commissions and tenant improvements for new tenant leases, and capital expenditure allocated to base building work generally does not exceed 20%. Deferred fundings may also be budgeted to fund operating deficits, or interest expense, during the period prior to stabilized occupancy Moderate Transitional Loan - A transitional loan with deferred fundings greater than 20% of the total loan commitment, which fundings are commonly conditioned on the borrower’s completion of specified improvements to the property or satisfaction of certain collateral performance tests. The related business plan generally involves capital expenditure for base building work needed before substantial leasing activity can be achieved, followed by capital expenditure for tenant improvements and leasing commissions to achieve stabilized occupancy and cash flow. Deferred fundings may also be budgeted to fund operating deficits, or interest expense, during the period prior to stabilized occupancy Construction Loan - A loan made to a borrower to fund the ground-up construction of a commercial real estate property Loan Category Except for construction loans, LTV is calculated for loan originations and existing loans as the total outstanding principal balance of the loan or participation interest in a loan (plus any financing that is pari passu with or senior to such loan or participation interest) as of December 31, 2020, divided by the as-is appraised value of our collateral at the time of origination or acquisition of such loan or participation interest. For construction loans only, LTV is calculated as the total commitment amount of the loan divided by the as-stabilized value of the real estate securing the loan. The as-is or as-stabilized (as applicable) value reflects our Manager’s estimates, at the time of origination or acquisition of the loan or participation interest in a loan, of the real estate value underlying such loan or participation interest determined in accordance with our Manager’s underwriting standards and consistent with third-party appraisals obtained by our Manager Loan-to-Value (LTV) Loan Portfolio Leverage Loan portfolio leverage is the total outstanding borrowings divided by the aggregate unpaid principal balance of the loans pledged at period-end TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Definitions (cont.) Loan Risk Ratings Using on a 5-point scale, TRTX’s loans are rated “1” through “5,” from least risk to greatest risk, respectively, on a quarterly basis. Risk ratings are presented by amortized cost. The loan risk ratings are defined as follows: 1: Outperform—Exceeds performance metrics (for example, technical milestones, occupancy, rents, net operating income) included in original or current credit underwriting and business plan; 2: Meets or Exceeds Expectations—Collateral performance meets or exceeds substantially all performance metrics included in original or current underwriting / business plan; 3: Satisfactory—Collateral performance meets or is on track to meet underwriting; business plan is met or can reasonably be achieved; 4: Underperformance—Collateral performance falls short of original underwriting, material differences exist from business plan, or both; technical milestones have been missed; defaults may exist, or may soon occur absent material improvement; and 5: Default/Possibility of Loss—Collateral performance is significantly worse than underwriting; major variance from business plan; loan covenants or technical milestones have been breached; timely exit from loan via sale or refinancing is questionable; significant risk of principal loss. Non-consolidated Senior Interest TRTX creates structural leverage through the co-origination or non-recourse syndication of a senior loan interest to a third-party. In either case, the senior mortgage loan (i.e., the non-consolidated senior interest) is not included on our balance sheet. When we create structural leverage through the co-origination or non-recourse syndication of a senior loan interest to a third-party, we retain on our balance sheet a mezzanine loan Mixed-Use Loan TRTX classifies a loan as mixed-use if the property securing TRTX’s loan: (a) involves more than one use; and (b) no single use represents more than 60% of the collateral property’s total value. In certain instances, TRTX’s classification may be determined by its assessment of which use is the principal driver of the property’s aggregate net operating income TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021

Company Information Contact Information Headquarters: 888 Seventh Avenue 35th Floor New York, NY 10106 New York Stock Exchange: Symbol: TRTX TPG RE Finance Trust, Inc. Bob Foley Chief Financial Officer +1 (212) 430-4111 bfoley@tpg.com Investor Relations: +1 (212) 405-8500 IR@tpgrefinance.com Media Contact: TPG RE Finance Trust, Inc. Courtney Power +1 (415) 743-1550 media@tpg.com Analyst Coverage BTIG Tim Hayes +1 (212) 738-6199 Citigroup Securities Arren Cyganovich +1 (212) 816-3733 JMP Securities Steven DeLaney +1 (212) 906-3517 JP Morgan Charlie Arestia +1 (212) 622-0755 Raymond James Stephen Laws +1 (901) 579-4868 Wells Fargo Donald Fandetti +1 (212) 214-8069 Transfer Agent American Stock Transfer & Trust Company, LLC +1 (800) 937-5449 help@astfinancial.com TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset firm TPG. For more information regarding TRTX, visit www.tpgrefinance.com. TRTX Presentation | Citi 2021 Virtual Global Property CEO Conference| March 9, 2021